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                                                                    EXHIBIT 10.4

                               ZIXIT CORPORATION
                       1999 DIRECTORS' STOCK OPTION PLAN

Section 1.  Purpose
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     The purpose of the ZixIt Corporation 1999 Directors' Stock Option Plan
(hereinafter called the "Plan") is to advance the interests of ZixIt Corporation, a Texas corporation (hereinafter called the "Company"), by strengthening the ability of the Company to attract, on its behalf, and retain External Directors (as defined below) of high caliber through encouraging a sense of proprietorship by means of stock ownership.

Section 2.  Definitions
            -----------

     "Adoption Date" shall mean January 28, 1999.

     "Board" shall mean the Board of Directors of the Company.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time-to-time.

     "Committee" shall mean the entire Board of Directors, or if the administration of the Plan has been delegated to a committee of the Board, a committee selected by the Board and comprised of at least two directors. To the extent necessary to comply with the requirements of Rule 16b-3, the Committee shall consist of two or more Non-Employee Directors.

     "Common Stock" shall mean the Common Stock of the Company, par value $.01 per share.

     "Date of Grant" shall mean the date on which an Option is granted under the Plan.

     "Designated Beneficiary" shall mean the beneficiary designated by the Optionee, in a manner determined by the Committee, to receive amounts due the Optionee in the event of the Optionee's death. In the absence of an effective designation by the Optionee, Designated Beneficiary shall mean the Optionee's estate.

     "Eligible Director" shall mean an External Director who has served on the Board at least 12 consecutive months as of the Date of Grant.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "External Director" shall mean a member of the Board who is not an employee of the Company or a subsidiary.

     "Fair Market Value" shall mean the closing sales price (or average of the quoted closing bid and asked prices if there is no closing sales price reported) of the Common Stock on the date specified as reported by the NASDAQ Stock Market, or by the principal national stock exchange on which the Common Stock is then listed. If there is no reported price information for such date, the Fair Market Value will be determined by the reported price information for Common Stock on the day nearest preceding such date.

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     "Grant Shares" shall mean, with respect to each Eligible Director for a particular year, a number of shares calculated according to the following formula: 1% of the number of the Company's outstanding Common Stock shares as of the December 31 immediately preceding the Date of Grant divided by the number of then-Eligible Directors. In no event, may the number of Grant Shares in any given year to any given Eligible Director exceed one-half of 1% of the Company's outstanding Common Stock shares.

     "Non-Employee Director" shall have the meaning given such term in Rule 16b-
3.

     "Option" shall mean a nonqualified option to purchase shares of the Company's Common Stock.

     "Optionee" shall mean the person to whom an Option is granted under the Plan or who has obtained the right to exercise an Option in accordance with the provisions of the Plan.

     "Rule 16b-3" shall mean Rule 16b-3 of the rules and regulations under the Exchange Act as it may be amended from time-to-time and any successor provision to Rule 16b-3 under the Exchange Act.

Section 3.  Administration
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     The Plan shall be administered by the Committee.  The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time-to-time deem advisable, and to construe, interpret and administer the terms and provisions of the Plan and the agreements thereunder. The determinations and interpretations made by the Committee are final and conclusive and binding on all persons.

Section 4.  Eligibility
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     All External Directors shall be eligible to receive awards of Options under the Plan.

Section 5.  Maximum Amount Available for Awards
            -----------------------------------

     Subject to the provisions of Section 9, the maximum number of shares of Common Stock in respect of which Options may be granted under the Plan shall be 750,000 shares of Common Stock. Shares of Common Stock may be made available from authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. In the event that an Option is terminated unexercised as to any shares of Common Stock covered thereby, such shares shall thereafter be again available for award pursuant to the Plan.

Section 6.  Stock Options
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     (a)    During the term of the Plan, on the day that an External Director is first appointed or elected to the Board, such director shall be granted nonqualified Options to purchase 25,000 shares of the Company's Common Stock. Also, during the term of the Plan, on the first business day of January of each year after the Adoption Date, each Eligible Director shall be granted Options to purchase the Grant Shares. Each Eligible Director serving on the Board on the Adoption Date shall be granted Options to purchase the Grant Shares, effective as of the Adoption Date. Directors that receive the Grant Shares are not eligible to receive a directors' retainer cash payment, although they are eligible to be reimbursed for expenses related to Board activities.

     (b) All Options granted under the Plan prior to shareholder approval of the Plan shall be subject to the approval of the Plan by the shareholders of the Company.

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     (c)    The exercise price of the 25,000 share option grants shall be 100%
of the Fair Market Value of the Common Stock on the Date of Grant. The exercise price for the Grant Shares shall be 120% of the Fair Market Value of the Common Stock on the Date of Grant. The exercise price of any outstanding Options may not be repriced without the approval of the Company's shareholders (obtained in accordance with applicable law), given in each specific instance.

     (d) Each Option hereunder shall be evidenced in writing, delivered to the Optionee, and shall be exercisable at such times and subject to such terms and conditions as specified in the applicable grant and agreement, subject to the following principles:

     (1) the 25,000 share option grants shall vest six months from the Date of Grant, while the Grant Shares option grants shall be 100% vested as of the Date of Grant;

     (2)    the Grant Shares are subject to the following transfer restrictions:
            100% of the shares may not be transferred for one year from the Date of Grant, 66% of the shares may not be transferred for two years, and 33% may not be transferred for three years; and the sale restrictions will immediately lapse if (a) a change in control of ZixIt occurs or (b) the director is removed by vote of the shareholders other than for cause; and

     (3) the Options may not be exercised after the tenth anniversary of the Date of Grant.

     The Committee may impose such conditions with respect to the exercise of Options (that are consistent with the foregoing principles), including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

     (e) No shares shall be delivered pursuant to any exercise of an Option until cash payment in full of the option price therefor is received by the Company. If the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, any Option may be exercised by a broker-dealer acting on behalf of an Optionee if (a) the broker-dealer has received from the Optionee instructions signed by the Optionee requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited, (b) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (c) the broker-dealer and the Optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision. The Company shall have the right to deduct from all amounts paid to an Optionee in cash (whether under the Plan or otherwise) any taxes the Company withholds in respect of Options under the Plan.

     (f) The Company shall not be required to issue any fractional shares upon the exercise of any Options granted under the Plan. No Optionee or such Optionee's legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any shares subject to an Option unless and until said Option has been exercised and the purchase price of the shares in respect of which the Option has been exercised has been paid. Unless otherwise provided in the agreement applicable thereto, an Option shall not be exercisable except by the Optionee or by a person who has obtained the Optionee's rights under the Option by will or under the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined in the Code, and no right or interest of any Optionee shall be subject to any lien, obligation or liability of the Optionee.

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Section 7.  Plan Amendments
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     The Board may amend, abandon, suspend or terminate the Plan or any portion thereof at any time in such respects as it may deem advisable in its sole discretion, provided that no amendment shall be made without shareholder approval if such amendment is material or if shareholder approval is necessary to comply with any tax or regulatory requirement.

Section 8.  Restrictions on Issuance of Options and Option Shares
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     The Company shall not be obligated to issue any shares upon the exercise of any Option granted under the Plan unless: (1) the shares pertaining to such Option have been registered under applicable securities laws or are exempt from such registration; (2) if required, the prior approval of such sale or issuance has been obtained from any state regulatory body having jurisdiction; and (3) in the event the Common Stock has been listed on any exchange, the shares pertaining to such Option have been duly listed on such exchange in accordance with the procedure specified therefor. The Company shall be under no obligation to effect or obtain any listing, registration, qualification, consent or approval with respect to shares pertaining to any Option granted under the Plan. If the shares to be issued upon the exercise of any Option granted under the Plan are intended to be issued by the Company in reliance upon the exemptions from the registration requirements of applicable federal and state securities laws, the recipient of the Option, if so requested by the Company, shall furnish to the Company such evidence and representations, including an opinion of counsel satisfactory to it as the Company may reasonably request.

     The Company shall not be liable for damages due to a delay in the delivery or issuance of any stock certificates for any reason whatsoever, including, but not limited to, a delay caused by listing, registration or qualification of the shares of Common Stock pertaining to any Option granted under the Plan upon any securities exchange or under any federal or state law or the effecting or obtaining of any consent or approval of any governmental body.

     The Committee may impose such other restrictions on the ownership and transfer of shares issued pursuant to the Plan as it deems desirable; any such restrictions shall be set forth in the agreement applicable thereto.

Section 9.  Adjustment to Shares
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     In the event that the Committee shall determine that any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee shall adjust appropriately any or all of (a) the number and kind of shares that thereafter may be optioned under the Plan, (b) the number and kind of shares subject of Options and (c) the exercise price with respect to any of the foregoing and/or, if deemed appropriate, make provision for cash payment to an Optionee or a person who has an outstanding Option; provided, however, that the number of shares subject to
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any Option shall always be a whole number.

Section 10. Effective Date; Term; Effect on 1996 Plan
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     Subject to the approval of the shareholders of the Company, the Plan shall be effective as of the Adoption Date. No Options may be granted under the Plan after January 27, 2009; however, all previously granted Options that have not expired under their original terms or will not then expire at the time the Plan

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expires will remain outstanding. The Plan supersedes the Company's 1996
Directors' Stock Option Plan, effective upon the approval of the Plan by the Company's shareholders.

Section 11. General Provisions
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     (a)    Neither the Plan nor any Option granted hereunder is intended to confer upon any Optionee any rights with respect to continuance of the utilization of his or her services by the Company, nor to interfere in any way with his or her right or that of the Company to terminate his or her services at any time (subject to the terms of any applicable contract, law, regulation, and the articles and bylaws of the Company).

     (b) No Optionee or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she has become the holder thereof.

     (c) The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Texas (without giving effect to its conflicts of laws rules) and, to the extent applicable, federal law.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed on its behalf as of the 28th day of January 1999.


                                            ZIXIT CORPORATION


                                            By: /s/ Ronald A. Woessner
                                               --------------------------

                                            Title: V.P.
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                                            Date:  9/17/99
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